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                                                                     Exhibit 1.1


                     KONGZHONG SCHEDULES CONFERENCE CALL FOR
                          2005 SECOND QUARTER EARNINGS

Beijing, July 28, 2005 - KongZhong Corporation (Nasdaq : KONG), a leading provider of advanced second generation (2.5G) wireless value-added services in China, plans to release its 2005 second quarter financial results before the US financial markets open on August 16, 2005. The Company will host a conference call at 8:30 am (EST) to discuss the results.


                                   (Speakers)
                 Yunfan Zhou, Chairman & Chief Executive Officer
                              Nick Yang, President
                         JP Gan, Chief Financial Officer


HONG KONG TIME:                     AUGUST 16, 2005, TUESDAY, 8:30 PM
EASTERN TIME:                       AUGUST 16, 2005, TUESDAY, 8:30 AM
PACIFIC TIME:                       AUGUST 16, 2005, TUESDAY, 5:30 AM


CONFERENCE CALL ACCESS NUMBERS:
China (North) Toll Free Number: 10-800-852-0823
China (South) Toll Free Number: 10-800-152-0823
Hong Kong Toll Number: +852-2258-4002
USA Toll Free Number: 877-542-7993
PASSCODE: KONG ZHONG


REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number:               1-800-839-3144
Hong Kong Toll Number:              852-2802-5151
PASSCODE:                           725820


WEBCAST:
http://ir.kongzhong.com/overview.htm


For information, please contact:
JP Gan of KongZhong Corporation
Tel:   +86 10 8857 6000
Fax:   +86 10 8857 5891
Email: ir@kongzhong.com
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4                                                                      7/28/2005